FARM FAMILY LIFE INSURANCE COMPANY
                              ANNUAL INCENTIVE PLAN
                                   TERMINATION


WHEREAS, the Board of Directors of the Company adopted the Farm Family Life Insurance Company Annual Incentive Plan, effective as of January 1, 1997, as amended and restated as of October 27, 1998, and further amended by Amendment No. 1 thereto dated as of July 28, 1999 (as amended and restated, the "Farm Family Life Annual Incentive Plan"); and

WHEREAS, on April 6, 1999 Farm Family Life Insurance Company became a wholly-owned subsidiary of Farm Family Holdings, Inc. and Farm Family Holdings, Inc. has an Annual Incentive Plan with substantially identical terms to the Farm Family Life Annual Incentive Plan; and

WHEREAS, all awards granted to participants under the Farm Family Life Annual Incentive Plan have been paid and the Farm Family Life Annual Incentive Plan is no longer required; and

WHEREAS, pursuant to Section 8.06 of the Plan the Board may terminate the Farm Family Life Annual Incentive Plan at any time and the Board desires to terminate the Farm Family Life Annual Incentive Plan.

NOW, THEREFORE, the Farm Family Life Annual Incentive Plan be, and hereby is, terminated, effective April 25, 2000.

IN WITNESS WHEREOF, Farm Family Life Insurance Company by authority of its Board of Directors, has caused this Termination to be duly executed effective as of April 25, 2000.

                                              Farm Family Life Insurance Company

                                                         By: /s/ Philip P. Weber
                                                         -----------------------
                                                                 Philip P. Weber

                                     Title:  President & Chief Executive Officer

                                                        Date:             8/2/00
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